Exhibit 1.1

Apple Hospitality REIT, Inc.

(a Virginia corporation)

Common Shares

(No Par Value Per Share)

AMENDMENT NO. 1 TO EQUITY DISTRIBUTION AGREEMENT

February 25, 2025

Jefferies LLC 520 Madison Avenue New York, New York 10022	KeyBanc Capital Markets Inc. 127 Public Square, 7th Floor Cleveland, Ohio 44114

B. Riley Securities, Inc. 299 Park Ave., 21st Floor New York, New York 10171	Regions Securities LLC 615 South College Street, Suite 600 Charlotte, North Carolina 28202

Robert W. Baird & Co. Incorporated 777 E. Wisconsin Avenue Milwaukee, Wisconsin 53202	SMBC Nikko Securities America, Inc. 277 Park Avenue, 5th Floor New York, New York 10172

BMO Capital Markets Corp. 151 W 42nd Street, 32nd Floor New York, New York 10036	Scotia Capital (USA) Inc. 250 Vesey Street, 24th Floor New York, New York 10281

BofA Securities, Inc. One Bryant Park New York, New York 10036	Truist Securities, Inc. 50 Hudson Yards, 70th Floor New York, New York 10001

BTIG, LLC 65 East 55th Street New York, New York 10022	Wells Fargo Securities, LLC 500 West 33rd Street, 14th Floor New York, New York 10001

Ladies and Gentlemen:

Reference is made to that certain Equity Distribution Agreement, dated February 23, 2024 (the “Agreement”), by and among Apple Hospitality REIT, Inc., a Virginia corporation (the “Company”), and Jefferies LLC, B. Riley Securities, Inc., Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BofA Securities, Inc., BTIG, LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, SMBC Nikko Securities America, Inc., Scotia Capital (USA) Inc., Truist Securities, Inc. and Wells Fargo Securities, LLC (each an “Agent” and collectively, the “Agents,” and, together with the Company, the “Parties”). On February 25, 2025, the Company filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-285184) (the “Registration Statement”), in respect of certain of the Company’s securities, in connection with the expiration of the Company’s registration statement on Form S-3 (File No. 333-262915) (the “Expiring Registration Statement”). The Parties wish to amend the Agreement to reference the Registration Statement instead of the Expiring Registration Statement (this “Amendment”) and make certain other amendments as set forth herein. The Parties therefore hereby agree as follows:

1. Commission File Number. The Agreement is hereby amended so that the reference to the Commission file number of the registration statement on Form S-3 filed by the Company with the Commission shall be file number 333-285184.

2. Effective Date. The Agreement is hereby amended to reflect that the effective date of the Registration Statement is February 25, 2025.

3. Limitations on Agents. Section 6(f) of the Agreement is amended and restated in its entirety as follows:

“(f) Limitation on Agents. The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Securities shall only be effected by or through only one of the Agents on any single given day (subject to the exceptions in Section 7(j)); provided, however, that such prohibition on the instruction of more than one Agent on any Trading Day shall not apply to or prohibit the appointment of a second Agent (the “Second Agent”), so long as the Second Agent is only executing a block sale transaction after 4:00 p.m. New York City time on such Trading Day (such block sale transaction, an “After Hours Block Transaction”). In addition, following the consummation of any After Hours Block Transaction, the Company shall provide written notice (which may be by facsimile or email) of the occurrence of the After Hours Block Transaction, the amount of Securities sold in such After Hours Block Transaction, and the price at which Securities were sold in such After Hours Block Transaction by 8:00 a.m. New York City time the immediately following Trading Day to the Agent through whom sales of Securities will be made on such Trading Day if such Agent is not the same Agent that consummated such After Hours Block Transaction; provided, however, that if the Company does not intend to sell any Securities on the Trading Day following any After Hours Block Transaction, such notice is not required.”

4. Notice Information. Section 14 of the Agreement is amended and restated in its entirety as follows:

“SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and, unless otherwise specified, shall be mailed, hand delivered or transmitted by any standard form of telecommunication (i) if to the Company, at the office of the Company, 814 East Main Street, Richmond Virginia 23219, Attention: Elizabeth S. Perkins, Email: lperkins@applereit.com and Matthew Rash, Email: mrash@applereit.com with a copy, which shall not constitute notice, to Hogan Lovells US LLP, Columbia Square, 555 Thirteenth Street NW, Washington, DC 20004, Attention: Paul D. Manca, Email: Paul.Manca@hoganlovells.com and Tifarah R. Allen, Email: tifarah.allen@hoganlovells.com or (ii) if to the Agents, at the offices of: B. Riley Securities, Inc., 299 Park Avenue, 21st Floor, New York, New York, 10171, Attention: General Counsel, Telephone (212) 457-9947, Email: atmdesk@brileyfin.com; Robert W. Baird & Co. Incorporated, 777 E. Wisconsin Avenue, Milwaukee, Wisconsin 53202, Attention: Syndicate Department, fax no.: (414) 298-7474, with a copy to the Legal Department, Email: syndicate@rwbaird.com; BMO Capital Markets Corp., 151 W 42nd Street, 32nd Floor, New York, NY 10036, Attention: Equity Syndicate Department, with a copy to the Legal Department at the same address; BofA Securities, Inc., One Bryant Park New York, New York 10036, Attention: Syndicate Department, Email: dg.ecm_execution_services@bofa.com, with a copy to ECM Legal, Email: dg.ecm_legal@bofa.com; BTIG, LLC, 65 East 55th Street, New York, New York 10022, Attention ATM Trading Desk, Email: BTIGUSATMTrading@btig.com, Legal, Email: IBLegal@btig.com, Compliance, Email: BTIGcompliance@btig.com; Jefferies Group LLC, 520 Madison Avenue, New York, New York 10022, Attn: General Counsel; KeyBanc Capital Markets Inc., 127 Public Square, 7th Floor, Cleveland, Ohio 44114, Attention: Jaryd Banach, Michael Jones, John Salisbury, Nathan Flowers, Email: Jaryd.Banach@key.com; michael.c.jones@key.com; john.salisbury@key.com; Nathan.flowers@key.com, tel: 216-689-3910; Regions Securities LLC, 615 South College Street, Suite 600 Charlotte, North Carolina 28202, Attention: ECM Desk, Email: ECMDesk@regions.com; brit.stephens@regions.com; ed.armstrong@regions.com; matthew.stewart@regions.com; scott.williams2@regions.com; SMBC Nikko Securities America, Inc., 277 Park Avenue, 5th Floor New York, New York 10172, Attention: NYECM@smbcnikko-si.com; Scotia Capital (USA) Inc., 250 Vesey Street, 24th Floor, New York, New York 10281, Attention: Equity Capital Markets / Chief Legal Officer, U.S., Email: US.Legal@scotiabank.com, US.ecm@scotiabank.com, fax no.: (212) 225-6653; Truist Securities, Inc., 50 Hudson Yards, 70th Floor, New York, New York 10001, Attention: Equity Capital Markets; Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department (fax no: (212) 214-5918); and in each case with a copy, which shall not constitute notice, to Morrison & Foerster LLP, 2100 L St. NW, Suite 900, Washington, DC 20037, Attention: Justin R. Salon, Email: JustinSalon@mofo.com.”

5. Exhibit B. Exhibit B to the Agreement is replaced by Exhibit B attached hereto, and any references to Exhibit B in the Agreement shall refer to Exhibit B attached hereto.

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6. Governing Law. This Amendment and all the rights and obligations of the Parties shall be governed by and construed in accordance with the laws of the State of New York.

7. Counterparts. This Amendment may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

8. Agreement Remains in Effect. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect. As amended hereby, the Agreement is ratified and confirmed in all respects.

9. Terms used herein but not otherwise defined are used herein as defined in the Agreement.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof; whereupon this instrument, along with all counterparts, will become a binding agreement among the Agents and the Company in accordance with its terms.

Very truly yours,

APPLE HOSPITALITY REIT, INC.

By:	/s/ Elizabeth S. Perkins
Name: Elizabeth S. Perkins
Title: Senior Vice President and Chief Financial Officer

[Equity Distribution Agreement Amendment No. 1 Signature Page]

The foregoing Amendment No. 1 to the Agreement is hereby confirmed and accepted as of the date first written above.

JEFFERIES LLC

By:	/s/ Michael Bluhm
Name: Michael Bluhm
Title: Managing Director; Global Head of REGAL

B. RILEY SECURITIES, INC.

By:	/s/ Matthew Feinberg
Name: Matthew Feinberg
Title: Sr. Managing Director

ROBERT W. BAIRD & CO. INCORPORATED

By:	/s/ Sandy Walter
Name: Sandy Walter
Title: Managing Director

BMO CAPITAL MARKETS CORP.

By:	/s/ Eric Benedict
Name: Eric Benedict
Title: Co-Head, Global Equity Capital Markets

BOFA SECURITIES, INC.

By:	/s/ Chris Djoganopoulos
Name: Chris Djoganopoulos
Title: Managing Director

BTIG, LLC

By:	/s/ Michael Passaro
Name: Michael Passaro
Title: Managing Director

KEYBANC CAPITAL MARKETS INC.

By:	/s/ Jaryd Banach
Name: Jaryd Banach
Title: Managing Director; Head of REGAL ECM

[Equity Distribution Agreement Amendment No. 1 Signature Page]

REGIONS SECURITIES LLC

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director, Equity Capital Markets

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ Michelle Petropoulos
Name: Michelle Petropoulos
Title: Managing Director

SCOTIA CAPITAL (USA) INC.

By:	/s/ Tim Mann
Name: Tim Mann
Title: Managing Director

TRUIST SECURITIES, INC.

By:	/s/ Geoff Fennel
Name: Geoff Fennel
Title: Director

WELLS FARGO SECURITIES, LLC

By:	/s/ Rohit Mehta
Name: Rohit Mehta
Title: Managing Director

[Equity Distribution Agreement Amendment No. 1 Signature Page]

Exhibit B

Authorized Individuals for Placement Notes and Acceptances

Apple Hospitality REIT, Inc.:

Justin Knight

Email:

Elizabeth S. Perkins

Email:

Rachel S. Labrecque

Email:

Matthew Rash

Email:

Jefferies LLC

Donald Lynaugh

Email:

Michael Magarro

Email:

B. Riley Securities, Inc.

Joe Nardini

Email:

Scott Ammaturo

Email:

Keith Pompliano

Email:

Robert W. Baird & Co. Incorporated

Barbara Nelson

Email:

Sandy Walter

Email:

Matt Gailey

Email:

BMO Capital Markets Corp.

Eric Benedict

Email:

Eileen Connors

Email:

Will Dockery

Email:

BofA Securities, Inc.

Christine Roemer

Email:

BTIG, LLC

Jairo McCoy

Email:

Brenna Cummings

Email:

Carrie Taylor

Email:

With a copy to:

KeyBanc Capital Markets Inc.

Jaryd Banach

Email:

Mike Jones

Email:

John Salisbury

Email:

Nathan Flowers

Email:

Regions Securities LLC

Brit Stephens

Email:

Ed Armstrong

Email:

Matthew Stewart

Email:

Scott Williams

Email:

SMBC Nikko Securities America, Inc.

Erin Curtiss

Email:

Michelle Petropoulos

Email:

Scotia Capital (USA) Inc.

William See

Email:

Tim Mann

Email:

Pamela Kazer

Email:

Truist Securities, Inc.

Keith Carpenter

Email:

Geoff Fennel

Email:

Wells Fargo Securities, LLC

Rohit Mehta

Email:

Nick Gorman

Email:

Jennifer Lynch

Email:

Fernando Escano

Email:

Josie Callanan

Email: